Exhibit 10.6

EIGHTH AMENDMENT TO UNSECURED PROMISSORY NOTE

This Eighth Amendment to Unsecured Promissory Note (this “Amendment”) is executed on June 30, 2026 by and between:

NextTrip Inc., a Nevada corporation (the “Company”), and

The Donald P. Monaco Insurance Trust (the “Holder”).

The Company and the Holder are referred to collectively as the “Parties.”

RECITALS

WHEREAS, the Company previously issued that certain Unsecured Promissory Note dated March 25, 2026, in the original principal amount of $80,000 (the “Note”); and

WHEREAS, the Company previously issued that certain First Amendment to the Unsecured Promissory Note dated April 6, 2026, in the additional principal amount of $75,000; and

WHEREAS, the Company previously issued that certain Second Amendment to the Unsecured Promissory Note dated April 9, 2026, in the additional principal amount of $135,000; and

WHEREAS, the Company previously issued that certain Third Amendment to the Unsecured Promissory Note dated April 27, 2026, in the additional principal amount of $110,000; and

WHEREAS, the Company previously issued that certain Fourth Amendment to the Unsecured Promissory Note dated April 30, 2026, in the additional principal amount of $110,000; and

WHEREAS, on May 12, 2026, the Company repaid $110,000 of the outstanding principal amount; and

WHEREAS, the Company previously issued that certain Fifth Amendment to the Unsecured Promissory Note dated May 29, 2026, in the additional principal amount of $200,000; and

WHEREAS, on June 1, 2026, the Company repaid $100,000 of the outstanding principal amount; and

WHEREAS, on June 3, 2026, the Company issued that certain sixth amendment extending the maturity date of the of the Unsecured Promissory Note to June 30, 2026; and

WHEREAS, the Company previously issued that certain Seventh Amendment to the Unsecured Promissory Note dated June 8, 2026, in the additional principal amount of $200,000; and

WHEREAS, the Parties desire to amend the Note to extend the maturity date and increase the principal amount thereof.

AGREEMENT

1.	Increase in Principal Amount. Effective as of June 25, 2026, the outstanding principal amount of the Note is increased by $150,000, and effective June 30, 2026, the outstanding principal is increased by $100,000. Accordingly, as of June 30, 2026, the total principal amount of the Note shall be $950,000, plus any accrued and unpaid interest. All interest shall continue to accrue in accordance with the terms of the Note.

2.	Extension of Maturity Date. Effective as of June 30, 2026, the maturity date of the Note is hereby extended from June 30, 2026 to July 15, 2026. All outstanding principal and accrued and unpaid interest under the Note shall be due and payable on July 15, 2026.

3.	No Other Modifications. Except as expressly modified herein, all terms of the Note remain unchanged and in full force and effect.

4.	Governing Law. This Amendment shall be governed by the laws of the State of Nevada.

5.	Counterparts. This Amendment may be executed in counterparts and delivered electronically.

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the dates set forth below, to be effective as of the date first written above.

COMPANY:

NEXTTRIP, INC.

By:	/s/ William Kerby
Name:	Bill Kerby
Title:	Chief Executive Officer
Date:	June 30,2026

HOLDER:

THE DONALD P. MONACO INSURANCE TRUST

By:	/s/ Donald P. Monaco
Name:	Donald P. Monaco
Title:	Trustee
Date:	June 30, 2026